Exhibit 4.1
COMMON STOCK S H A R E S SEE REVERSE FOR SH SOI HOLDINGS, INC. CERTAIN DEFINITIONS CUSIP 78461E 10 7 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE This Certifies That is the registered holder of Fully Paid and Non-Assessable Shares of the Common Stock, par value $.01 per share, of SOI HOLDINGS, INC. SOI Holdings, Inc. (the “Corporation”) is a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representatives, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers. BY : DATED: AMERICAN COUNTERSIGNED STOCK AND (New TRANSFER York, TRANSFER REGISTERED: NY) AGENT & AUTHORIZED AND TRUST SECRETARY PRESIDENT SIGNATURE REGISTRAR COMPANY

SOI Holdings, Inc. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation. The board of directors of the Corporation may require the owner of a lost or destroyed stock certificate, or such owner’s legal representatives, to give the Corporation a bond to indemnify it and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT—Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as Act tenants in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated: X X The signature(s) to this assignment must correspond with the name(s) as written Signature Guaranteed: NOTICE: upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.